UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2011

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (314) 342-3400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Act") was enacted. Section 1503 of the Act contains new reporting requirements regarding mine safety, including disclosing on a Current Report on Form 8-K the receipt of a written notice from the federal Mine Safety and Health Administration ("MSHA") that a mine has a potential to have a pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of coal or other mine health or safety hazards under Section 104(e) of the Federal Mine Safety and Health Act of 1977 (the "Mine Act").

On November 30, 2011, Big Ridge, Inc., a subsidiary of Peabody Energy Corporation, received a written notice from MSHA that a potential pattern of violations exists at the Willow Lake Portal mine.  Big Ridge Inc. disagrees with MSHA's interpretation of a potential pattern of violations at the mine based on outdated data and is in discussions with MSHA to resolve the issue.  The most current data available on MSHA's website confirms that the Willow Lake Portal mine does not qualify for a potential pattern of violations.

The Willow Lake Portal mine has taken aggressive actions to improve safety, improving the mine's incidence rate 60 percent year-to-date through October 2011. This rate is more than 30 percent better than the underground industry average based on the most recent statistics available.  The Willow Lake Portal mine will continue working with MSHA to drive continuous safety improvement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

December 5, 2011	By: /s/ Kenneth L. Wagner
Name: Kenneth L. Wagner
Title: Vice President, Assistant General Counsel and Assistant Secretary